EXHIBIT 99.7



      (Stockholder Letter REGISTERED HOLDERS-Montgomery Savings letterhead)

Dear Stockholder:

         We are pleased to inform you that the Boards of Directors of Montgomery Savings (the "Association"), Montgomery Mutual Holding Company (the "MHC") and Montgomery Financial Corporation (the "Company") have adopted a Plan of Conversion and Agreement and Plan of Reorganization (the "Plan of Conversion") whereby the MHC and the Association will be reorganized into a stock holding company structure (the "Conversion"). The Association has organized the Company to become the holding company for all of the Association's stock. Pursuant to the Plan of Conversion, the existing shareholders of the Association (other than the MHC) will be issued shares of the Company's Common Stock in exchange for their shares of Association Common Stock (the "Exchange"). The Exchange will result in those shareholders owning in the aggregate the same percent of the Company as they owned of the Association. In addition to the shares of Company stock to be issued in the Exchange, the Company is also offering up to XXX,XXX shares of Common Stock (subject to increase up to XXX, XXX shares in certain circumstances) to the MHC's members, the Association's stockholders and members of the public. Consummation of the Plan of Conversion is subject to (i) the approval of the members of the MHC, (ii) the approval of the stockholders of the Association and (iii) various regulatory approvals.

         We are asking stockholders of the Association as of Xxxx XX, 1997, the voting record date, to vote FOR the Plan of Conversion. If you and/or members of your family hold stock in different names, you may receive more than one proxy mailing. Please vote all proxy cards received and return them today in the enclosed postage-paid envelope. Should you choose to attend the meeting and wish to vote in person, you may do so by executing your previously executed proxy. Your vote FOR the Conversion will not obligate you to buy any additional stock in the Conversion. A Proxy Statement relating to the Conversion is enclosed.

         We have enclosed the following materials which will help you learn more about investing in Montgomery Financial Corporation common stock. Please read and review the materials carefully before making an investment decision.

     PROSPECTUS:   This  document  provides   detailed   information  about  the
     Association's operations and the proposed stock offering.

     QUESTIONS AND ANSWERS BROCHURE: Key questions and answers about the stock offering are found in this pamphlet.

     STOCK ORDER FORM & CERTIFICATE FORM: These forms are used to purchase stock by returning it with your payment. The deadline for ordering stock is noon, Crawfordsville, Indiana Time, on Xxxx XX, 1996.

         We are inviting our customers, existing stockholders and the general public to become stockholders of Montgomery Financial Corporation. Through this offering you have the opportunity to buy additional stock directly from Montgomery Financial Corporation without commission or fee.

         If you have any questions,  please call the Stock Information Center at
(XXX) XXX-XXXX between 9:00 a.m. and 4:30 p.m., Monday through Thursday or Friday between 9:00 a.m. and 6:00 p.m., Crawfordsville, Indiana Time or stop by the Stock Information Center at 119 E. Main Street in Crawfordsville during normal business hours.


                                                Sincerely,

                                                Montgomery Savings



                                                By:      Earl F. Elliott
                                                         Chief Executive Officer


The shares of Common Stock being offered are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund, the Savings Association Insurance Fund or any other governmental agency. This is not an offer to sell or a solicitation of an offer to buy stock. The offer is made only by the Prospectus.

[Montgomery Savings letterhead]

Dear Member:

         I am pleased to inform you that the Boards of Directors of Montgomery Savings (the "Association") and Montgomery Mutual Holding Company (the "MHC") have adopted a Plan of Conversion and Agreement and Plan of Reorganization (the "Plan of Conversion"), whereby the MHC and the Association will be reorganized into a stock holding company structure (the "Conversion"). The Association has organized Montgomery Financial Corporation (the "Company") to be the holding company for all of the Association's stock. Pursuant to the Plan of Conversion, the existing shareholders of the Association (other than the MHC) will be issued shares of the Company's common stock in exchange for their shares of Association common stock (the "Exchange"). The Exchange will result in those shareholders owning in the aggregate the same percent of the Company as they owned of the Association. In addition to the shares of Company stock to be issued in the Exchange, the Company is also offering up to XXX,XXX shares of common stock (subject to increase up to XXX,XXX shares in certain circumstances) to the MHC's members, the Association's stockholders and members of the public. Consummation of the Plan of Conversion is subject to (i) the approval of the members of the MHC, (ii) the approval of the stockholders of the Association and (iii) various regulatory approvals.

         Upon completion of the Conversion, your deposits and loans with the Association will automatically continue to be deposits and loans with the Association; there will be no change in the balance, interest rate or maturity of deposits or loans because of the Conversion. Your deposits will continue to be insured by the Federal Deposit Insurance Corporation to the maximum amount permitted by law to the same extent as prior to the Conversion.

         We are asking depositors of the Association as of Xxxx XX, 1997 the voting record date, to vote FOR the Plan of Conversion. If you and/or members of your family have multiple accounts with the Association, you may receive more than one proxy mailing. Federal regulations do not allow the combining of accounts unless they represent identical forms of ownership. Please vote all proxy cards received and return them today in the enclosed postage-paid envelope, even if you plan to attend the meeting. Your vote FOR the Conversion will not obligate you to buy any stock. A Proxy Statement relating to the Conversion is enclosed.

         As part of the Conversion, the Company is offering shares of its common stock in accordance with federal regulations. You may take advantage of your nontransferable right to purchase shares directly from the Company, without commission or fee. We have enclosed a package of information, including a Prospectus, which will help you learn more about investing in Montgomery
Financial Corporation's common stock. Like all stock, stock issued in this offering will NOT BE INSURED BY THE FDIC. If you are interested in purchasing the common stock of Montgomery Financial Corporation, you must submit your Stock Order and Certificate Form, and payment prior to noon, Crawfordsville, Indiana Time, on Xxxx XX, 1997. Please read and review the materials carefully.

         If you have any questions,  please call the Stock Information Center at
(XXX) XXX-XXXX between 9:00 a.m. and 4:30 p.m., Monday through Thursday or Friday between 9:00 a.m. and 6:00 p.m., Crawfordsville, Indiana Time, or stop by the Stock Information Center at 119 E. Main Street in Crawfordsville during normal business hours.

         Thank  you  for  giving  these   matters  your   attention  and  timely
consideration.

                                                     Sincerely,

                                                     Montgomery Savings

                                                     By:  Earl F. Elliott
                                                     Chief Executive Officer


This letter is neither an offer to sell nor a solicitation of an offer to buy any securities. The offer is made only by the Prospectus. The shares of common stock offered in connection with the Conversion are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

(Stockholder Letter Street holders - 2nd mailing-Montgomery Savings Letterhead)








Dear Stockholder:

         Under separate cover on this date, we forwarded to you information regarding the Plan of Conversion and Reorganization of Montgomery Savings (the "Bank") and Montgomery Savings Mutual Holding Company (the "MHC") and the offering of Common Stock by Montgomery Financial Corporation (the "Company").

         As a result of certain requirements, we could not forward a Stock Order Form and Certification Form with the other packet of materials. They are enclosed herein, along with a Prospectus.

         The deadline for ordering the Company's Common Stock is at noon, Crawfordsville, Indiana Time, on Xxxx XX, 1997.

         If you have any questions,  please call the Stock Information Center at
(XXX) XXX-XXXX between 9:00 a.m. and 4:30 p.m., Monday through Thursday or Friday between 9:00 a.m. and 6:00 p.m., Crawfordsville, Indiana Time or stop by the Stock Information Center at 119 E. Main Street in Crawfordsville during normal business hours.


                                            Sincerely,

                                            Montgomery Savings



                                    By:     Earl F. Elliott
                                            Chief Executive Officer




The shares of Common Stock being offered are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund, the Savings Association Insurance Fund or any other governmental agency. This is not an offer to sell or a solicitation of an offer to buy stock. The offer is made only by the Prospectus.

[Dear Member "Dark Blue Sky" & Foreign Accounts - On Montgomery Savings Letterhead]







Dear Member:

         We are pleased to announce that Montgomery Savings ("Association") and its mutual holding company, Montgomery Mutual Holding Company, are reorganizing into a stock holding company structure (the "Conversion"). In connection with the Conversion, Montgomery Financial Corporation, the proposed holding company for Association, is offering shares of common stock in a Subscription Offering and Community Offering.

         Unfortunately, Montgomery Financial Corporation is unable to either offer or sell its Common Stock to you because the small number of eligible subscribers in your jurisdiction makes registration or qualification of the Common Stock under the securities laws of your jurisdiction impractical, for reasons of cost or otherwise. Accordingly, this letter should not be considered an offer to sell or a solicitation of an offer to buy the Common Stock of Montgomery Financial Corporation.

         However, as a member of Association, you have the right to vote on the Plan of Conversion at the Special Meeting of Members to be held on Xxxx XX, 1997. Therefore, enclosed is a proxy card, a Proxy Statement (which includes the Notice of the Special Meeting), a Subscription and Community Offering Prospectus (which contains information incorporated into the Proxy Statement) and a return envelope for your proxy card.

         I invite you to attend the Special Meeting on Xxxx XX, 1997. However, if you are unable to attend, please complete the enclosed proxy card and return it in the enclosed envelope.

                                    Sincerely,

                                    Montgomery Savings

                                    By:     Earl F. Elliott
                                            Chief Executive Officer

                         [Montgomery Savings Letterhead]




Dear Friend:

         I am pleased to inform you that the Boards of Directors of Montgomery Savings (the "Association"), Montgomery Mutual Holding Company (the "MHC") and Montgomery Financial Corporation. (the "Company") have adopted a Plan of Conversion and Agreement and Plan of Reorganization (the "Plan of Conversion") whereby the MHC and the Association will be reorganized into a stock holding company structure (the "Conversion"). The Association has organized the Company to become the holding company for all of the Association 's stock. Pursuant to the Plan of Conversion, the existing shareholders of the Association (other than the MHC) will be issued shares of the Company's common stock (the "Exchange"). The Exchange will result in those shareholders owning in the aggregate the same percent of the Company as they owned of the Association. In addition to the shares of Company stock to be issued in the Exchange, the Company is offering shares of common stock to the MHC's members, the Association's stockholders and members of the public. Consummation of the Conversion is subject to (i) the approval of the members of the MHC, (ii) the approval of the stockholders of the Association and (iii) various regulatory approvals.

         As part of the Conversion, the Company is offering shares of its common stock in accordance with federal regulations. Because you had a deposit account with the Association as of either September 31, 1995 or March 31, 1997 but closed the account prior to Xxx XX, 1997, you are entitled to purchase the common stock being offered but may not vote on the Plan of Conversion. You may take advantage of your nontransferable right to purchase shares directly from the Company, without commission or fee. We have enclosed a package of information, including a Prospectus, which will help you learn more about investing in Montgomery Financial Corporation's common stock.
Please read and review the materials carefully.

         If you have any questions,  please call the Stock Information Center at
(XXX) XXX-XXXX between 9:00 a.m. and 4:30 p.m., Monday through Thursday or Friday between 9:00 a.m. and 6:00 p.m., Crawfordsville, Indiana Time or stop by the Stock Information Center at 119 E. Main Street in Crawfordsville during normal business hours.

         Thank  you  for  giving  these   matters  your   attention  and  timely
consideration.

                                                Sincerely,

                                                Montgomery Savings


                                                By:      Earl F. Elliott
                                                         Chief Executive Officer

         This letter is neither an offer to sell nor a solicitation of an offer to buy any securities. The offer is made only by the Prospectus. The shares of common stock offered in connection with the Conversion are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

                                   PROXY GRAM

We recently forwarded to you a proxy statement and letter advising that Montgomery Savings and Montogmery Mutual Holding COmpany had received conditional approval to convert from a mutual holding company to a stock corporation.

YOUR VOTE ON OUR PLAN OF CONVERSION HAS NOT YET BEEN RECEIVED. FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE PLAN OF CONVERSION.

Your vote is important to us. Therefore, we are requesting that you sign the enclosed proxy card and return it promptly in the enclosed postage-paid envelope.

Voting for the plan of Conversion and Agreement and Plan of Reorganization does not obligate you to purchase stock or affect the terms or insurance on your accounts.

The Boards of Directors of Montgomery Savings and Montgomery Mutual Holding Company unanimously recommend that you vote "FOR" the Plan of Conversion.

MONTGOMERY SAVINGS
Crawfordsville, Indiana

Earl F. Elliott
Chief Executive Officer


If you mailed the proxy, please accept our thanks and disregard this request. For Further information call (XXX) XXX-XXXX.


The shares of common stock being offered are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other government agency. This is not an offer to sell or a solicitation of an offer to buy stock. The offer is made only by the Prospectus.